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                                                                   EXHIBIT 16.1

                        [LETTERHEAD OF ERNST & YOUNG LLP]


December 29, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:


                          Re: Fieldcrest Cannon, Inc.


         We have read Item 4 of Form 8-K dated December 19, 1997 of Fieldcrest Cannon Inc. and are in agreement with the statements contained in the second paragraph therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                             Very truly yours,

                                             /s/ Ernst & Young LLP